UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-4743	11-1362020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 2.01.	Completion of Acquisition or Disposition of Assets

Acquisition of Automotive Ignition Wire Business of General Cable Corporation

On May 27, 2016, Standard Motor Products, Inc. and certain of its affiliates (the “Company”) completed its previously announced acquisition of the North American automotive ignition wire business of General Cable Corporation for approximately $71 million, subject to post-closing adjustments. The acquisition included the purchase of General Cable’s (and certain of its affiliates) automotive ignition wire business assets in North America as well as the equity interests of General Cable Automotriz, S.A. de C.V., a General Cable subsidiary in Mexico. The Company paid for the purchase price in cash with borrowings under the Company’s revolving credit facility with JPMorgan Chase, as agent.

A copy of the press release announcing the closing of this transaction is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated May 31, 2016, announcing the closing of the asset acquisition of the automotive ignition wire business of General Cable Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

	By:	/s/ James J. Burke
James J. Burke
Executive Vice President Finance,
Chief Financial Officer

Date: June 1, 2016

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 31, 2016, announcing the closing of the asset acquisition of the automotive ignition wire business of General Cable Corporation.